                                 EXHIBIT 10(S)

                            FIRST AMENDMENT AGREEMENT
                            -------------------------

     This First Amendment Agreement made as of the 21st day of February, 2002, by and between Pinnacle Data Systems, Inc. (the "Borrower") and KeyBank National Association (the "Lender"):

     WHEREAS, Borrower and Lender are parties to a certain Loan Agreement dated August 10, 2000, as it may from time to time be amended, supplemented or otherwise modified (the "Loan Agreement");

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement by decreasing the amount of the line of credit and by modifying certain other provisions thereof; and

     WHEREAS, each term used herein shall be defined in accordance with the Loan Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower and Lender agree as follows:

     1. The Loan Agreement is hereby amended by deleting the definition of "Borrowing Base" in its entirety and by inserting in place thereof the following:

     The words "Borrowing Base" mean, as determined by Lender from time to time, the lesser of: (a) $6,000,000.00 or (b) the sum of (i) 85.000% of the aggregate amount of Eligible Accounts less than 90 days, plus (ii) 50.000% of the aggregate amount of Eligible Inventory (not to exceed in corresponding Loan amount, based on Eligible Inventory, $3,000,000.00).

     2. The Credit Agreement is hereby amended by adding the following new definitions to the section "Definitions":

     "EBITDA" means the net earnings of Borrower plus the aggregate amounts deducted in determining such net income in respect of interest expenses, taxes, depreciation and amortization; but not, however, giving effect to extraordinary losses or gains in calculating net income.

     "Subordinated Debt" means Indebtedness and liabilities of Borrower which have been subordinated by written agreement to Indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

     "Tangible Net Worth" means Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items, but including leaseholds and leasehold improvements) less Total Debt.

     "Total Debt" means all of Borrower's liabilities including Subordinated
     Debt.

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     3.   The Credit Agreement is hereby amended by adding the following section "Financial Covenants":

     Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall:

     A) Maintain a cumulative minimum EBITDA based upon the financial statements of Borrower for the most recently completed four fiscal quarters which shall be tested on a quarterly basis as follows:

        As of Borrower's first fiscal quarter, March 31, 2002: **** $(340,000)

        As of Borrower's second fiscal quarter, June 30, 2002: **** $250,000

     B) Maintain a Total Debt to Tangible Net Worth ratio of greater than or equal to 2.50 to 1.00 which shall be tested on a quarterly basis based upon the financial statements of Borrower for the most recently completed fiscal quarter.

     4. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) officials executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of the First Amendment Agreement or by the performance or observance of any provision hereof;
(e) neither Borrower (nor any subsidiary) has any claim or offset against, or defense or counterclaim to, any of Borrower's (or any subsidiary's) obligations or liabilities under the Loan Agreement or any Related Documents, and Borrower (and each subsidiary) hereby waives and releases Lender from any and all such claims, offsets, defenses and counterclaims of which Borrower (and any subsidiary) is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto, and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

     5. Each reference that is made in the Loan Agreement or any other writing shall hereafter be construed as a reference to the Loan Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Agreement shall remain in full force and effect and be unaffected hereby.

     6. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio.

**** represents greater than or equal to.

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     7.   JURY TRIAL WAIVER. BORROWER AND LENDER WAIVE ANY RIGHT TO HAVE A JURY
PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND
OR MODIFY LENDER'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

Address:     Pinnacle Data Systems, Inc.      PINNACLE DATA SYSTEMS, INC.
             6600 Port Road
             Groveport, Ohio  43125
             Attn: Michael R. Sayre           By: Michael R. Sayre
                                                                  --------------
                                              Its:Executive Vice President
                                                                          ------

Address:     Key Bank National Association    KEY BANK NATIONAL ASSOCIATION
             88 East Broad Street
             Columbus, Ohio  43215
             Attn: Roger D. Campbell          By:   Mary L. Patton
                                                  ------------------------
                                              Its:  Vice President
                                                  ------------------------

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